FOR IMMEDIATE RELEASE Air T, Inc. Announces Distribution Dates for Alpha Income Preferred Securities (AIRTP) CHARLOTTE, NC, February 5, 2026 — Air T, Inc. (NASDAQ: AIRT) (“Air T”) announces the following dividend dates and record dates for Air T Funding Alpha Income Preferred (AIP) securities (NASDAQ: AIRTP) during 2026 and 2027. Cash distributions on the AIP are in the amount of $0.50 per share (a rate of 8.0% per annum). Distribution Date Record Date February 17, 2026 February 13, 2026 May 15, 2026 May 14, 2026 August 17, 2026 August 14, 2026 November 16, 2026 November 13, 2026 February 16, 2027 February 12, 2027 May 17, 2027 May 14, 2027 August 16, 2027 August 13, 2027 November 15, 2027 November 12, 2027 ABOUT AIR T, INC. Established in 1980, Air T Inc. is a portfolio of powerful businesses and financial assets, each of which is independent yet interrelated. Its core segments are overnight air cargo, aviation ground support equipment manufacturing and sales, commercial jet engines and parts, and corporate and other. We seek to expand, strengthen and diversify Air T’s after-tax cash flow per share. Our goal is to build Air T’s core businesses, and when appropriate, to expand into adjacent and other industries. We seek to activate growth and overcome challenges while delivering meaningful value for all stakeholders. For more information, visit www.airt.net. FORWARD-LOOKING STATEMENTS Certain statements in this press release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words “believes”, “pending”, “future”, “expects,” “anticipates,” “estimates,” “depends” or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward- looking statements, because of, among other things, potential risks and uncertainties, such as: • An inability to finance our operations through bank or other financing or through the sale of issuance of debt or equity securities as a result of the existence of substantial doubt about our ability to continue as a going concern; • Economic and industry conditions in the Company’s markets; • The risk that contracts with FedEx could be terminated or adversely modified; • The risk that the number of aircraft operated for FedEx will be reduced; • The risk that GGS customers will defer or reduce significant orders for deicing equipment; • The impact of any terrorist activities on United States soil or abroad; • The Company’s ability to manage its cost structure for operating expenses, or unanticipated capital requirements, and match them to shifting customer service requirements and production volume levels;

• The Company’s ability to meet debt service covenants and to refinance existing debt obligations; • The risk of injury or other damage arising from accidents involving the Company’s overnight air cargo operations, equipment or parts sold and/or services provided; • Market acceptance of the Company’s commercial and military equipment and services; • Competition from other providers of similar equipment and services; • Changes in government regulation and technology; • Changes in the value of marketable securities held as investments; • Mild winter weather conditions reducing the demand for deicing equipment; • Market acceptance and operational success of the Company’s relatively new aircraft asset management business and related aircraft capital joint venture; and • Despite our current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, which may could further exacerbate the risks associated with our substantial leverage. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. CONTACT Air T, Inc. Tracy Kennedy, CFO tkennedy@airt.com 704.264.5102 41848942v1